EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in In Store Media Systems, Inc. Registration Statements on Form S-8 (SEC File No. 333-82234) filed February 2, 2002 of our report dated February 8, 2002, except for Note 10 as to which date is March 27, 2002, relating to the financial statements of In Store Media Systems, Inc. which appears in the Annual Report on Form 10-K, for the year ended December 31, 2001.



Denver, Colorado
March 27, 2002                              /s/ CAUSEY DEMGEN & MOORE INC.